UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

ORRSTOWN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its new charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Indent. No.)

77 East King Street, P.O. Box 250, Shippensburg, PA		17257
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (717) 532-6114

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) Orrstown Financial Services, Inc. (the “Company”) held its annual meeting of shareholders on May 3, 2011. Each matter voted upon at the meeting and the results of the voting on each such matter are presented in (b) below.

(b) Proposal 1 – Election of three Directors to Class A for a term of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes
Jeffery W. Coy	5,048,959	387,584	629,271
John S. Ward	5,259,212	177,331	629,271
Joel R. Zullinger	5,307,272	129,271	629,271

Messrs. Coy, Ward, and Zullinger were elected.

Proposal 2 – An advisory (non-binding) vote to approve the compensation awarded by the Company to its named executive officers, as disclosed in the proxy materials for the Annual Meeting. This proposal, commonly referred to as “Say-On-Pay,” is required by Section 14A of the Securities Exchange Act.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,718,290	543,372	16,350	629,272

The compensation awarded by the Company to its named executive officers was approved.

Proposal 3 – An advisory (non-binding) vote on the frequency of future advisory “Say-on-Pay” votes. This proposal, commonly referred to as “Say-On-Frequency,” is required by Section 14A of the Securities Exchange Act.

1 year	2 years	3 years	Abstentions	Broker Non-Votes
3,643,482	198,558	1,244,574	349,929	629,271

An annual “Say-On-Pay” vote was approved.

Proposal 4 – Approval of the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,597,958	656,968	15,776	629,271

The 2011 Orrstown Financial Services, Inc. Stock Incentive Plan was approved.

Proposal 5 – Ratification of the selection of Smith Elliott Kearns & Company, LLC, as the independent registered public accounting firm for 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,997,634	15,302	52,878	0

The selection of Smith Elliott Kearns & Company, LLC was ratified.

(c) Not applicable.

(d) In consideration of the reported results of the advisory vote on the frequency of future advisory “Say-On-Pay” votes on executive compensation, the Board of Directors has determined that the Company will hold future “Say-On-Pay” votes on an annual basis until the next required non-binding advisory vote on the frequency of “Say-On-Pay” votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.

/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr., President and Chief Executive Officer

Dated: May 3, 2011